                                                                 Exhibit 10.31

                            EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is entered into as of this Thirtieth day of June, 1998 by and between On-Site Sourcing, Inc. with address of 1111 N. 19th Street, Sixth Floor, Arlington, Virginia 22209 ("OSS" or the "Company") and Alfred T. Duncan ("Mr. Duncan" or the "Employee") with home address at 1004 Monroe Street, Herndon, VA 20170.

     WHEREAS, OSS desires to employ the services of Mr. Duncan utilizing
Mr. Duncan's knowledge and expertise as a full-time employee without the distraction of employment related uncertainties and considers such employment in the best interests of the Company and its shareholders, and Mr. Duncan desires to be employed full time by the Company; and

     WHEREAS, OSS and Mr. Duncan desire to enter into an Agreement reflecting the terms under which Mr. Duncan will be employed by the Company.

      NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, the parties hereto agree as follows:

     1. TERM. This Agreement will remain in effect for a three year period from the date of the Agreement. It will be reviewed automatically for succeeding periods of one year unless sooner terminated as provided in section 6 below.

     2. NATURE OF EMPLOYMENT. Mr. Duncan shall be employed as Chief Financial Officer of the Company with full power and authority as determined by the Board of Directors of OSS (the "Board"). Mr. Duncan agrees to perform diligently and faithfully such duties and serve in the above capacity or in such capacities as the Board of Directors of the Company shall determine.

     Mr. Duncan's duties include but are not limited to the following:

     (a) Report to the President of the Company.

     (b) Manage the Financial Operations of the Company.

     (c) Assist the Company in the development of all phases of the Company's business.

     Mr. Duncan shall be employed by the Company on a full-time basis and shall not during the term of this Agreement be engaged in any other business activity that, in the judgment of the Company's Board of Directors, impedes or distracts from Mr. Duncan's performance of services for the Company hereunder. During the period of employment, Mr. Duncan further agrees not to
(i) solely or jointly with others undertake or join any planning for or organization of any business activities of the Company, and (ii) directly or indirectly, engage or participate in any other activities in conflict with the basic interests of the Company.

     3. COMPENSATION FOR SERVICES. As consideration to Mr. Duncan for services rendered under this Agreement, OSS shall compensate Mr. Duncan as follows:

     (a) BASE SALARY. Mr. Duncan shall receive a base salary of $10,633.33 and thereafter to be determined at the discretion of the Board of Directors.

     (b) BENEFITS. The Employee shall be entitled to three weeks (15) days paid Annual Leave per year for each of the first five (5) years of employment beginning at commencement of employment. No annual leave accrues nor may be taken during the 90 day Introductory Period. Annual Leave shall accrue during each year but may not be carried over and accumulated in subsequent calendar years and no additional wages or salary will be paid to the Employee in lieu of Annual Leave unless approval in writing is granted by management. Any annual leave taken but not yet earned at the time of termination/resignation of employment will be deducted from the Employee's final paycheck. The Employee shall be entitled to four weeks paid annual leave each year after
the fifth anniversary which is to be considered June    , 2003. No more than
one week shall be taken consecutively without the prior written approval by the Company.

     Annual Leave may be used for the purpose of vacations, visiting medical professionals, recovering from illness or other personal reasons. In the event that the Employee is required to take a disability leave of absence, any accrued annual leave will be taken at the time the leave commences. Annual Leave will not accrue in the event that a disability leave of absence or a personal leave of absence is taken. Annual Leave does not apply if leave is needed as a result of self-inflicted injury, illegal substance abuse or alcohol abuse, or illness or injury incurred while in the act of committing a felony. In the event of an illness or injury which is covered by workers' compensation insurance, the annual leave policy will not apply.

     (d) REIMBURSEMENT FOR BUSINESS EXPENSES. Mr. Duncan shall be reimbursed within fifteen (15) days of receipt by OSS of proper documentation of OSS business expenses incurred by the Employee in accordance with Company policy. To the extent permitted by applicable law, OSS, shall treat these expenses as senior in the right of payment to any other obligation of OSS.

     (e) STOCK OPTIONS. Mr. Duncan shall receive stock options to purchase 80,000 shares of the Company's stock at $ILLEGIBLE per share, based on the decision of the Board of Directors. Options to purchase 32,000 shares of common stock shall vest upon the signing of this agreement, with the remaining options vesting in equal portions at the end of each quarter over a period of two (2) years. The options shall be exercisable for a period of five years from the date of grant. The options are cancelable upon Mr. Duncan's termination from the Company as defined in Section 6 below. Furthermore, the options shall inure to the benefit of the Employee's heirs and designees.

     (4) RESPONSIBILITIES OF EMPLOYEE. The responsibilities of Mr. Duncan under this Agreement are as follows:

     (a) Mr. Duncan agrees to serve OSS for the term of employment specified in Section 1 above. Mr. Duncan agrees to (i) devote his full business time to the business and affairs of OSS, (ii) use his best efforts to promote the interests of OSS, and (iii) perform faithfully and efficiently the responsibilities assigned to him by the Board and listed in Paragraph 2 of this Agreement.

     (b) During the term of this Agreement, Mr. Duncan shall not perform services for any person or entity that competes directly or indirectly with the Company. Mr. Duncan agrees to disclose in writing to the Board any non-Company business activities for which Mr. Duncan receives compensation for services rendered. If the board deems such activities to be excessive and to conflict with Mr. Duncan's full time commitment, the Company shall notify Mr. Duncan in writing to limit those activities to periods in which no time conflict occurs.

     (c) Mr. Duncan agrees to abide by General Company Policies as the same are duly adopted by the Board from time to time, so long as such Policies do not conflict with the terms and conditions of this Agreement.

     5. RESTRICTIVE COVENANTS.

        a. COVENANT NOT TO COMPETE. Employee acknowledges as Chief Financial Officer, Employee shall be engaged, without limitation, in managing the Company's Financial operations and other duties set forth in paragraph 2 herein in which capacity, employee performs specialized tasks and has access to the Company's trade secrets, intellectual property and customer lists. Employee also acknowledges that the Company is currently engaged in operating and selling facilities management accounts in the territories within a twenty-five (25) mile radius of the Company's offices located in Arlington, VA at 1111 North 19th Street, Arlington, VA 22209, Baltimore, MD at 22 Light Street Baltimore, MD, New York, NY at 443 Park Avenue South, New York, NY 10016, Atlanta, GA at 1375 Peachtree Street, Atlanta, Georgia and Philadelphia, PA at 1617 JFK Boulevard, Philadelphia, PA 19103. Employee agrees that, during the term of his employment and for a period of one (1) year after the termination of his employment with Company, whether such termination is voluntary or involuntary, with or without cause, he shall not either directly or indirectly, for himself or through, on behalf of, or in conjunction with any other person or legal entity, perform the services of managing operations for any Company selling and/or managing reprographic, imaging, facilities management and technology accounts for any other business engaged in the provision of reprographic, imaging and/or facilities management, and technology services within the territory comprised by a twenty-five (25) mile radius of the Company's offices located in Arlington, VA at 1111 North 19th Street, Arlington, VA 22209, Baltimore, MD at 22 Light Street Baltimore, MD, New York, NY at 443 Park Avenue South, New York, NY 10016, Atlanta, GA at 1375 Peachtree Street, Atlanta, Georgia and Philadelphia, PA at 1617 JFK Boulevard, Philadelphia, PA 19103.

         (b) NON-INTERFERENCE WITH EMPLOYEES. During the term of Employee's employment and for a period of one (1) year after the termination of his employment with the Company, whether such termination is voluntary or involuntary, with or without cause, Employee will not directly or indirectly, on his own behalf or on behalf of or in conjunction with any person or entity other that the Company, recruit, solicit, or induce or attempt to recruit, solicit or induce any employee of the Company to become employed by or to be engaged in a business which provides reprographic, imaging and/ or facilities management, and technology services within the territory comprised by a twenty-five (25) mile radius of the Company's offices located in Arlington, VA at 1111 North 19th Street, Arlington, VA 22209, Baltimore, MD at 22 Light Street Baltimore, MD, New York, NY at 443 Park Avenue South, New York, NY 10016, Atlanta, GA at 1375 Peachtree Street, Atlanta, Georgia and Philadelphia, PA at 1617 JFK Boulevard, Philadelphia, PA 19103.

         (c) NON-SOLICITATION COVENANT. Employee agrees that during the term of his employment and for a period of one (1) year after the termination of his employment with the Company, whether such termination is voluntary or involuntary, with or without cause, Employee will not directly or indirectly, on his own behalf or on behalf of or in conjunction with any person or entity other that the Company, actively solicit the business or patronage of any of the clients, customers or accounts of the Company served by Employee during the term of his Agreement for the purpose of providing information system services to those clients and customers within the territory comprised by a twenty-five (25) mile radius of the Company's offices located in Arlington, VA at 1111 North 19th Street, Arlington, VA 22209, Baltimore, MD at 22 Light Street Baltimore, MD, New York, NY at 443 Park Avenue South, New York, NY 10016, Atlanta, GA at 1375 Peachtree Street, Atlanta, Georgia and Philadelphia, PA at 1617 JFK Boulevard, Philadelphia, PA 19103.

              (i) "Trade Secrets" shall be defined as information, without regard to form, belonging to the Company or licensed by it including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which is not commonly known by or available to the public and which information: (a) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons or entities who can obtain economic value from their disclosure or use; and (b) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.

              (ii) "Confidential Information" shall be defined as any information belonging to the Company or licensed by it other than Trade Secrets which is material to the Company and not generally known by the public.

              (iii) Employee will treat as confidential and will not, without the prior written approval of the Company, use (other than the performance of his duties of employment with the Company), publish, disclose, copyright or authorize anyone else to use, publish, disclose or copyright, either during the term of Employee's employment or subsequent thereto, any information which constitutes Trade Secrets of the Company whether or not the Trade Secrets are in written or tangible form.

              (iv) Employment will treat as confidential and will not, without the prior written approval of the Company, use (other than in the performance of his duties of employment with the Company), publish, disclose, copyright or authorize anyone else to use, publish, disclose or copyright any Confidential Information either during the term of his employment or for two
(2) years after termination of employment, whether voluntary or involuntary, with or without cause, and whether or not the Confidential Information is in written or other tangible form.

              (v) All records, notes, files, drawings, documents, plans and like items, and all copies thereof, relating to or containing or disclosing Confidential Information or Trade Secrets of the Company which are made or kept by Employee or which are disclosed to or come into the possession of Employee, shall be and remain the sole and exclusive property of the Company. Upon termination of employment, Employee agrees to deliver immediately to Allen Outlaw or his designee, the originals and all copies of any of the foregoing.

     6. TERMINATION BY THE COMPANY. The Board of Directors may terminate the employment of Mr. Duncan at any time with or without cause, and in such event the following shall apply. "Cause" for termination shall be defined as gross neglect by the Employee of his duties hereunder, willful failure by the Employee to perform his duties hereunder, conviction of the Employee of a felony committed during the term of this Agreement, or any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates, gross malfeasance by the Employee in connection with the performance of his duties hereunder, willful engagement in conduct by the Employee or willful refusal without proper legal cause by the Employee to perform his duties and responsibilities which he has reason to know is materially injurious to the Company.

         a. In the event of termination for cause, as defined above, by OSS, all salary and other benefits paid or provided to the Employee hereunder shall cease as of the date of termination, and the Company shall have no further obligations to the Employee. Upon a finding by the Board of Directors that the Employee has willfully failed or refused to observe or perform his duties or grossly neglected his duties as specifically set forth in Section 4 hereof. OSS may terminate this agreement for cause provided that the Board of Directors has first notified the Employee on two separate occasions of such failure and has given the Employee at least thirty (30) days after each such occasion to remedy such breach of duty.

          b. In the event of termination by OSS without cause, the Company agrees to provide the Employee with the following:

             (i) Mr. Duncan shall receive an amount equal to six months base salary plus the value of his other employment benefits accrued at the time of termination that Mr. Duncan would have received under this Agreement but for such termination. Such amount shall be payable to Employee in one installment two weeks following termination with any additional commissions to be paid forty five days after the termination.

             (ii) "Termination without cause" shall be defined as:
termination for any reason other than "cause" (as defined previously in Section 6), continuous disability or incapacity of Mr. Duncan which prevents his from performing his duties for a period of not less than three
(3) months as determined by an independent, licensed medical doctor, or death.

     7. CHANGE IN CONTROL. In the event that a change in control, as defined in Section 7(c) occurs, the following provisions shall become effective and shall control over any other provisions of this Agreement.

         (a) All options granted to Employee shall terminate as of a date to be fixed by the Board of Directors; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to Employee, who shall have the right, during the period 30 days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options have not as yet vested.

         (b) In the event that Employee is terminated by the Company or the successor or surviving corporation, with or without cause, within forty-five days after a change in control, employee shall receive six months pay ("Termination Payment") at the higher of the rate in effect at (i) the time of the change in control or (ii) sixty days prior to the change in control. Such Termination Payment shall be made within thirty days of the Termination.

         (c) A "change in control" with respect to the Company shall be deemed to have occurred if:

              (i) substantially all of the assets of the Company are sold, other than any such transaction following which the stockholders of the Company prior to the transaction retain at least a majority of the voting equity securities of the surviving or successor corporation;

              (ii) the Company is merged or consolidated with, or becomes a subsidiary of, another corporation, other than any such transaction following which the stockholders of the Company prior to the transaction retain at least a majority of the voting equity securities of the surviving or successor corporation;

              (iii) any "person" or "group" of persons (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company or a subsidiary of the Company, and other than persons holding greater than 10% of the outstanding voting securities as disclosed in the Company's Prospectus dated July 9, 1996 and as updated by successive 13D filings, becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, or

              (iv) the resignation or removal of a majority of Board of Directors.

     8. EFFECT ON SUCCESSORS IN INTEREST. This Agreement shall inure to the benefit of and be binding upon heirs, administrators, executors, successors and assigns of each of the parties hereto.

     9. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including by facsimile, or by recognized courier (such as Federal Express), or three (3) business days after deposit in the United States Mail, by registered or certified mail, addressed to a party at its address shown below or at such other address or facsimile number as such party may designate in writing to the other party pursuant to this section.

    10. ASSIGNMENT. OSS shall have the right to assign this Agreement and to delegate all of its rights, duties and obligations hereunder, whether in whole or in part to any parent, affiliate, successor, or subsidiary organization or company of OSS or corporation with which OSS may merge or consolidate or which acquires by purchase or otherwise all or substantially all of OSS assets, but such assignment shall not release OSS from its obligations under this Agreement. The Employee shall have no right to assign this Agreement.

    11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. In the event of any dispute under this Agreement, it shall be resolved through binding arbitration in accordance with the rules of the American Arbitration Association.

    12. SEVERABILITY. The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law by an arbitrator or court of competent jurisdiction, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

    13. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements. This Agreement may not be amended except in writing executed by the parties hereto.

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Mr. Duncan has signed this Agreement as of the date and year written above.

                                      The Company:

                                              On-Site Sourcing, Inc.
                                              1111 N 19th Street, Suite 404
                                              Arlington, Virginia 22209

                                      BY: /s/ John S. Stoppelman
                                      ------------------------------
                                              John S. Stoppelman
                                              Chairman


                                      Employee:

                                      /s/ Alfred T. Duncan
                                      -------------------------------
                                      Alfred T. Duncan